Exhibit 10.1

METHODE ELECTRONICS, INC.

2007 STOCK PLAN

NON-QUALIFIED STOCK OPTION

FORM AWARD AGREEMENT

Date of Grant:

Name of Optionee:

Number of Shares:	shares of Common Stock

Exercise Price Per Share:	$ per share, the Fair Market Value of the shares as of the Award Date as determined in accordance with the Methode Electronics, Inc. 2007 Stock Plan (the “Plan”)

Expiration Date:	ten years from the Award Date, or such earlier date as provided in Section 7.01 of the Plan

Vesting Schedule:	one-third upon each of the first, second and third annual anniversaries of the Award Date, subject to acceleration in certain events as provided in Section 13 of the Plan

Methode Electronics, Inc. (the “Company”) hereby awards to the Optionee (the “Optionee”) an option (the “Option”) to purchase from the Company, for the exercise price per share set forth above, the number of shares of Common Stock (the “Stock”), of the Company set forth above pursuant to the Plan.  This Option is not intended to be, and shall not be treated as, an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

The terms and conditions of the Option granted hereby, to the extent not controlled by the terms and conditions contained in the Plan, are as follows:

1.                                      No Right to Continued Employee Status.  Nothing contained in this Agreement shall confer upon Optionee the right to the continuation of his or her Employee status, or to interfere with the right of the Company to terminate such employment.

2.                                      Vesting of Option.  The Option shall vest in accordance with the Vesting Schedule set forth above.

3.                                      Exercise.  This Option shall be exercised by delivery to the Company of (i) written notice of exercise stating the number of shares being purchased (in whole shares only) and such other information set forth on the form of Notice of Exercise attached to this Agreement as Exhibit A, and (ii) a check or cash in the amount of the Exercise Price of the Shares covered by the notice (or such other consideration as has been approved by the Compensation Committee consistent with the Plan), plus any applicable withholding taxes.

4.                                      No Rights as Shareholder.  Optionee shall have no rights as a shareholder with respect to the Shares covered by any exercise of this Option until the effective date of issuance of the Shares following exercise of this Option, and no adjustment will be made for dividends or other rights for which the record date is prior to the date of exercise.

5.                                      Taxation Upon Exercise of Option.  Optionee understands that, upon exercise of this Option, Optionee will recognize income, for Federal and state income tax purposes, in an amount equal to the amount by which the Fair Market Value of the Shares, determined as of the date of exercise, exceeds the Exercise Price. The acceptance of the Shares by Optionee shall constitute an agreement by Optionee to report such income in accordance with then applicable law and to cooperate with Company in establishing the amount of such income and corresponding deduction to the Company for its income tax purposes. Withholding for Federal or state income and employment tax purposes will be made, if and as required by law, from Optionee’s then current compensation, or, if such current compensation is insufficient to satisfy withholding tax liability, the Company may require Optionee to make a cash payment to cover the liability as a condition of the exercise of this Option.

6.                                      Notices.  Any notice required to be given pursuant to this Option or the Plan shall be in writing and shall be deemed to be delivered upon receipt or, in the case of notices by the Company, five (5) days after deposit in the U.S. mail, postage prepaid, addressed to Optionee at the address last provided by Optionee for his or her employee records.

7.                                      Agreement Subject to Plan; Applicable Law.  This Option is made pursuant to the Plan and shall be interpreted to comply therewith. A copy of the Plan is attached hereto. Any provision of this Option inconsistent with the Plan shall be considered void and replaced with the applicable provision of the Plan. This Option shall be governed by the laws of the State of Delaware and subject to the exclusive jurisdiction of the courts therein.  Unless otherwise provided herein, capitalized terms used herein that are defined in the Plan and not defined herein shall have the meanings set forth in the Plan.

IN WITNESS WHEREOF, the parties hereto have executed this Option as of the date first above written.

Methode Electronics, Inc.

By:	Paul G. Shelton
Chairman, Compensation Committee

Optionee:

Name:
SSN#
Address:

Phone: